Exhibit 99.1

NEUEHEALTH REPORTS SECOND QUARTER 2024 RESULTS

•Drove solid Q2 ‘24 results with continued focus on advancing value-driven model and delivering high-quality, consumer-centric care to all populations across the ACA Marketplace, Medicare, and Medicaid
•Delivered positive Adjusted EBITDA for the second consecutive quarter in 2024; reaffirming Adjusted EBITDA guidance for the full year
•Positioned for continued strong performance this year and beyond, expecting to reach high end of guidance range for consumers served by year-end

DORAL, Fla. (August 7, 2024) (BUSINESSWIRE) – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today reported financial results for its second quarter ended June 30, 2024.

“We continued to build momentum in the second quarter, driving solid results in both our NeueCare and NeueSolutions segments as we deliver a seamless, more coordinated care experience to all populations,” said Mike Mikan, President and CEO of NeueHealth. “We have built strong, ongoing relationships with consumers, providers, and payors across the healthcare industry, and this is a testament to our ability to align interests and create a better care experience for all. We believe we are well-positioned for the future with a strong pipeline in place to drive capital-efficient, sustainable growth in 2024 and beyond.”

Key Metrics

	As of June 30,
	2024	2023
Consumer and Patient Metrics
Value-Based Consumers served	364,000	373,000
Enablement Services Lives	113,000	31,000

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Financial Metrics
Revenue	$225,991	$297,982	$471,086	$598,532
Net Income (Loss)	$(57,698)	$(88,627)	$(61,875)	$(258,088)
Net Income (Loss) from Continuing Operations	$(39,259)	$(31,692)	$(33,571)	$(85,610)
Adjusted EBITDA (non-GAAP)	$3,962	$7,797	$7,618	$2,480

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used in the table above.

Financial Outlook

For 2024, we are providing the following guidance, which has been updated slightly to reflect revised Revenue forecasts:

•NeueHealth’s Revenue is expected to be approximately $950 million
•On a segment basis, NeueCare Revenue is expected to be approximately $320 million, while NeueSolutions Revenue is expected to be approximately $640 million
•Adjusted Operating Cost Ratio is expected to be between 15% and 16%, excluding corporate costs. Including corporate costs, this is expected to be between 19% and 20%†
•Adjusted EBITDA is expected to be between $15 million and $25 million in 2024†

† Reconciliations of projected Adjusted EBITDA and projected Adjusted Operating Cost Ratio to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. With respect to Adjusted EBITDA, these GAAP measures may include the impact of such items as loss from discontinued operations, interest expense, income tax expense, depreciation and amortization, transaction costs, share-based and other long-term incentive compensation expense, gain on troubled debt restructuring, changes in the fair value of equity securities and other derivatives, restructuring and contract termination costs, held-for-sale operations, financial solvency of contractual counterparties, and impairment of goodwill or long-lived assets, and the tax effect of all such items. Historically, the Company has often excluded these items from non-GAAP financial measures. With respect to Adjusted Operating Cost Ratio, these GAAP measures may include the impact of such items as share-based compensation and held-for-sale operations. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Earnings Conference Call

As previously announced, NeueHealth will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. NeueHealth will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.neuehealth.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed August 7, 2024 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 470,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,”

“projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans, expectations and financial guidance. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facilities or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining IFP and MA businesses, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses and effectively manage our costs; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses and divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to mitigate risks associated with our ACO Reach businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
IR@neuehealth.com

Media Contact:
media@neuehealth.com

NeueHealth, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$133,425	$87,299
Short-term investments	8,735	6,265
Accounts receivable, net of allowance of $21 and $14,023, respectively	35,926	39,084
ACO REACH performance year receivable	425,517	115,878
Current assets of discontinued operations	142,375	822,570
Current assets of held-for-sale operations	8,158	—
Prepaids and other current assets	31,455	17,831
Total current assets	785,591	1,088,927
Other assets:
Property, equipment and capitalized software, net	12,028	14,499
Intangible assets, net	76,040	93,238
Other non-current assets	23,606	28,816
Total other assets	111,674	136,553
Total assets	$897,265	$1,225,480
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$137,044	$157,903
Accounts payable	8,603	11,841
Short-term borrowings	—	303,947
ACO REACH performance year obligation	325,599	—
Current liabilities of discontinued operations	343,985	699,758
Current liabilities of held-for-sale operations	3,981	—
Risk share payable to deconsolidated entity	123,981	123,981
Warrant liability	21,792	13,971
Other current liabilities	79,222	79,856
Total current liabilities	1,044,207	1,391,257
Long-term borrowings	117,670	66,400
Other liabilities	17,926	22,441
Total liabilities	1,179,803	1,480,098
Commitments and contingencies
Redeemable noncontrolling interests	103,867	88,908
Redeemable Series A preferred stock, 0.0001 par value; 750,000 shares authorized in 2024 and 2023; 750,000 shares issued and outstanding in 2024 and 2023	747,481	747,481
Redeemable Series B preferred stock,0.0001 par value; 175,000 shares authorized in 2024 and 2023; 175,000 shares issued and outstanding in 2024 and 2023	172,936	172,936
Shareholders’ equity (deficit):
Common stock, 0.0001 par value; 3,000,000,000 shares authorized in 2024 and 2023; 8,279,173 and 8,053,576 shares issued and outstanding in 2024 and 2023, respectively	1	1
Additional paid-in capital	3,087,570	3,056,027
Accumulated deficit	(4,382,393)	(4,307,849)
Accumulated other comprehensive loss	—	(122)
Treasury Stock, at cost, 31,526 shares at June 30, 2024, and December 31, 2023, respectively	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(1,306,822)	(1,263,943)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$897,265	$1,225,480

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Capitated revenue	$64,005	$49,764	$125,471	$99,312
ACO REACH revenue	149,802	236,994	321,613	476,801
Service revenue	12,076	11,222	23,691	22,409
Investment income	108	2	311	10
Total revenue	225,991	297,982	471,086	598,532
Operating expenses:
Medical costs	177,681	245,160	374,555	505,280
Operating costs	70,217	70,280	137,039	149,798
Bad debt expense	14	—	11	—
Restructuring charges	239	1,285	181	1,586
Intangible assets impairment	11,411	—	11,411	—
Depreciation and amortization	3,978	4,671	8,540	10,154
Total operating expenses	263,540	321,396	531,737	666,818
Operating loss	(37,549)	(23,414)	(60,651)	(68,286)
Interest expense	4,110	9,170	7,040	16,957
Warrant income	(2,213)	—	(4,285)	—
Gain on troubled debt restructuring	—	—	(30,311)	—
Loss from continuing operations before income taxes	(39,446)	(32,584)	(33,095)	(85,243)
Income tax (benefit) expense	(187)	(892)	476	367
Net income (loss) from continuing operations	(39,259)	(31,692)	(33,571)	(85,610)
Loss from discontinued operations, net of tax (including loss on disposal of $991)	(18,439)	(56,935)	(28,304)	(172,478)
Net Loss	(57,698)	(88,627)	(61,875)	(258,088)
Net (income) loss from continuing operations attributable to noncontrolling interests	(932)	(24,205)	(12,669)	(29,755)
Series A preferred stock dividend accrued	(10,422)	(9,942)	(20,716)	(19,656)
Series B preferred stock dividend accrued	(2,338)	(2,231)	(4,648)	(4,411)
Net loss attributable to NeueHealth, Inc. common shareholders	$(71,390)	$(125,005)	$(99,908)	$(311,910)

Basic and diluted loss per share attributable to NeueHealth, Inc. common shareholders
Continuing operations	$(6.42)	$(8.55)	$(8.77)	$(17.59)
Discontinued operations	(2.23)	(7.15)	(3.46)	(21.76)
Basic and diluted loss per share	(8.65)	(15.70)	(12.23)	(39.35)

Basic and diluted weighted-average common shares outstanding	8,253	7,962	8,166	7,928

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(61,875)	$(258,088)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,540	16,026
Impairment of intangible assets	11,411	—
Share-based and other long-term incentive compensation	37,407	49,095
Deferred income taxes	—	873
Gain on troubled debt restructuring	(30,311)	—
Net accretion of investments	(72)	(14,173)
Loss on disposal of property, equipment, and capitalized software	595	—
Other, net	(469)	3,891
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(4,872)	6,284
ACO REACH performance year receivable	(309,639)	(524,428)
Other assets	(7,889)	57,846
Medical cost payable	(35,998)	(567,932)
Risk adjustment payable	(4,155)	10,925
Accounts payable and other liabilities	(14,387)	(111,174)
Unearned revenue	(11)	132,129
Warrant liability	8,978	—
ACO Reach performance year obligation	325,599	474,700
Net cash used in operating activities	(77,148)	(724,026)
Cash flows from investing activities:
Purchases of investments	(9,544)	(828,546)
Proceeds from sales, paydowns, and maturities of investments	2,581	988,749
Purchases of property and equipment	(877)	(2,394)
Proceeds from sale of business, net	197,121	(682)
Net cash provided by investing activities	189,281	157,127
Cash flows from financing activities:
Proceeds from issuance of common stock	—	2
Proceeds from long-term borrowings	52,411	—
Repayments of short-term borrowings	(273,636)	—
Distributions to noncontrolling interest holders	(4,730)	(4,952)
Net cash used in financing activities	(225,955)	(4,950)
Net (decrease) increase in cash and cash equivalents	(113,822)	(571,849)
Cash and cash equivalents of continuing and discontinued operations – beginning of year	375,280	1,932,290
Cash and cash equivalents of continuing and discontinued operations – end of period	$261,458	$1,360,441

NeueHealth, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

NeueCare
($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Statement of income (loss) and operating data:	2024	2023	2024	2023

Revenue:
Capitated revenue	$64,005	$49,764	$125,471	$99,312
Service revenue	9,803	10,530	19,333	21,466
Investment income	21	—	21	—
Total unaffiliated revenue	73,829	60,294	144,825	120,778
Affiliated revenue	3,156	5,774	5,783	7,969
Total segment revenue	76,985	66,068	150,608	128,747
Operating expenses
Medical Costs	33,579	19,720	61,015	43,442
Operating Costs	34,676	32,139	67,265	61,328
Depreciation and amortization	3,221	3,178	7,007	6,310
Intangible asset impairment	11,411	—	11,411	—
Total operating expenses	82,887	55,037	146,698	111,080
Operating income (loss)	$(5,902)	$11,031	$3,910	$17,667

NeueSolutions
($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Statement of income (loss) and operating data:	2024	2023	2024	2023

Revenue:
ACO REACH revenue	$149,802	$236,994	$321,613	$476,801
Service revenue	2,273	692	4,358	943
Total segment revenue	152,075	237,686	325,971	477,744
Operating expenses
Medical Costs	147,258	231,279	319,323	469,874
Operating Costs	4,406	3,411	9,172	6,383
Bad debt expense	14	—	11	—
Total operating expenses	151,678	234,690	328,506	476,257
Operating income (loss)	$397	$2,996	$(2,535)	$1,487

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA, Adjusted Operating Cost Ratio, NeueCare Adjusted EBITDA, and NeueSolutions Adjusted EBITDA. We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, interest expense, income taxes, depreciation and amortization, transaction costs, share-based and other long-term compensation expense, gains on troubled debt restructuring, changes in the fair value of equity securities and derivatives, restructuring and contract termination costs, held-for-sale operations, losses related to the bankruptcy of contractual counterparties, impairment of goodwill and long-lived assets, and the tax effect of all such items. We define Adjusted Operating Cost Ratio as Operating Cost Ratio excluding share-based compensation expense and held-for-sale operations. We define NeueCare Adjusted EBITDA as NeueCare Net Income excluding interest expense, income taxes, depreciation and amortization, transaction costs, share-based and other long-term compensation expense, gains on troubled debt restructuring, changes in the fair value of equity securities and derivatives, restructuring and contract termination costs, held-for-sale operations, losses related to the bankruptcy of contractual counterparties, impairment of goodwill and long-lived assets, and the tax effect of all such items. We define NeueSolutions Adjusted EBITDA as NeueSolutions Net Loss excluding interest expense, income taxes, depreciation and amortization, transaction costs, share-based and other long-term compensation expense, gains on troubled debt restructuring, changes in the fair value of equity securities and derivatives, restructuring and contract termination costs, held-for-sale operations, losses related to the bankruptcy of contractual counterparties, impairment of goodwill and long-lived assets, and the tax effect of all such items. These non-GAAP measures have been presented in this quarterly Earnings Release or in the earnings conference call as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA, Adjusted Operating Cost Ratio, NeueCare Adjusted EBITDA, and NeueSolutions Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Neither NeueCare Adjusted EBITDA nor NeueSolutions Adjusted EBITDA are recognized terms under GAAP and should not be considered as alternatives to NeueCare Net Loss or NeueSolutions Net Loss, respectively, as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of NeueCare Adjusted EBITDA and NeueSolutions Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Net loss	$(57,698)	$(88,627)	$(61,875)	$(258,088)
Loss from Discontinued Operations	18,439	56,935	28,304	172,478
EBITDA adjustments from continuing operations
Interest expense	4,110	9,170	7,040	16,957
Income tax (benefit) expense	(187)	(892)	476	367
Depreciation and amortization (h)	3,484	4,176	7,551	9,163
Transaction costs (a)	844	8,096	1,965	9,948
Share-based and other long-term incentive compensation expense (b)	21,236	15,775	39,862	49,095
Gain on troubled debt restructuring (c)	—	—	(30,311)	—
Change in fair value of warrant liability (d)	(2,213)	—	(4,285)	—
Restructuring and contract termination costs (e)	239	1,285	181	1,586
Held-for-sale operations (f)	16,671	1,879	18,294	974
ACO REACH care partner bankruptcy (g)	(963)	—	285	—
Impairment of goodwill and long-lived assets (h)	—	—	131	—
EBITDA adjustments from continuing operations	$43,221	$39,489	$41,189	$88,090
Adjusted EBITDA	$3,962	$7,797	$7,618	$2,480

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives and acquisitions or dispositions. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards. Also includes estimated compensation expense that the Company has the option to pay in cash or shares of $2.5 million for the three and six months ended June 30, 2024, which is a 2024-only deviation from the long-term incentive award plan.
(c)Beginning in the first quarter of 2024, Adjusted EBITDA excludes the impact of gains on troubled debt restructuring. The comparable periods in 2023 have been recast to exclude these impacts.
(d)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(e)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(f)Beginning in the second quarter of 2024, Adjusted EBITDA excludes the impact of our operations classified as held-for-sale. For the three and six months ended June 30, 2024, $11.4 million of intangible asset impairment expense was incurred as a result of classifying operations as held-for-sale. The comparable periods in 2023 have been recast to exclude these impacts.
(g)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(h)Adjustment has been updated to remove the impact of our held-for-sale operations that are adjusted for in their entirety as described in (g).

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating Cost Ratio	31.1%	23.6%	29.1%	25.0%
Impact of share-based compensation expense (a)	(9.4)%	(5.3)%	(8.5)%	(8.2)%
Impact of held-for-sale operations (b)	(3.7)%	(2.2)%	(3.1)%	(1.9)%
Adjusted Operating Cost Ratio (c)	18.0%	16.1%	17.5%	14.9%

(a)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards. Also includes estimated compensation expense that the company has the option to pay in cash or shares of $2.5 million for the three and six months ended June 30, 2024, which is a 2024-only deviation from the long-term incentive award plan.
(b)Represents the impact of revenue and operating costs related to our operations classified as held-for-sale during the quarter ended June 30, 2024. The comparable periods in 2023 have been recast to exclude these impacts.
(c)The three and six months ended June 30, 2024 are higher than the equivalent periods ended June 30, 2023 by 1.9% and 2.6%, respectively, driven by the decrease in revenue due to a decline in our ACO REACH aligned beneficiaries outweighing the decreases in our operating costs as part of our restructuring efforts.

The following table provides a reconciliation of NeueCare net income to NeueCare Adjusted EBITDA for the periods presented:

NeueCare
	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
NeueCare Net Income (Loss)	$(5,902)	$11,031	$3,910	$17,667
Interest expense	—	—	—	—
Income tax (benefit) expense	—	—	—	—
Depreciation and amortization (h)	2,727	2,683	6,018	5,319
Transaction costs (a)	—	—	—	—
Share-based and other long-term incentive compensation expense (b)	—	—	—	—
Gain on troubled debt restructuring (c)	—	—	—	—
Change in fair value of warrant liability (d)	—	—	—	—
Restructuring and contract termination costs (e)	—	—	—	—
Held-for-sale operations (f)	16,671	1,879	18,294	974
ACO REACH care partner bankruptcy (g)	—	—	—	—
Impairment of goodwill and long-lived assets (h)	$—	$—	$—	$—
NeueCare Adjusted EBITDA	$13,496	$15,593	$28,222	$23,960

The following table provides a reconciliation of NeueSolutions net loss to NeueSolutions Adjusted EBITDA for the periods presented:

NeueSolutions
	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
NeueSolutions Net income (loss)	$397	$2,996	$(2,535)	$1,487
Interest expense	—	—	—	—
Income tax (benefit) expense	—	—	—	—
Depreciation and amortization (h)	—	—	—	—
Transaction costs (a)	—	—	—	—
Share-based and other long-term incentive compensation expense (b)	—	—	—	—
Gain on troubled debt restructuring (c)	—	—	—	—
Change in fair value of warrant liability (d)	—	—	—	—
Restructuring and contract termination costs (e)	—	—	—	—
Held-for-sale operations (f)	—	—	—	—
ACO REACH care partner bankruptcy (g)	(963)	—	285	—
Impairment of goodwill and long-lived assets (h)	$—	$—	$—	$—
NeueSolutions Adjusted EBITDA	$(566)	$2,996	$(2,250)	$1,487

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards. Also includes estimated compensation expense that the company has the option to pay in cash or shares of $2.5 million for the three and six months ended June 30, 2024, which is a 2024-only deviation from the long-term incentive award plan.
(c)Beginning in the first quarter of 2024, Adjusted EBITDA excludes the impact of gains on troubled debt restructuring. The comparable periods in 2023 have been recast to exclude these impacts.
(d)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(e)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(f)Beginning in the second quarter of 2024, Adjusted EBITDA excludes the impact of our operations classified as held-for-sale. For the 3 and 6 months ended June 30, 2024, $11.4 million of intangible asset impairment expense was incurred as a result of classifying operations as held-for-sale. The comparable periods in 2023 have been recast to exclude these impacts.
(g)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(h)Adjustment has been updated to remove the impact of our held-for-sale operations that are adjusted for in there entirety as described at (f).